Mercury Systems Announces CFO Transition ANDOVER, Mass. – January 31, 2023 – Mercury Systems, Inc. (“Mercury” or the “Company”), (NASDAQ: MRCY, www.mrcy.com), a technology company that delivers processing power for the most demanding aerospace and defense missions, today announced that Michael Ruppert, Executive Vice President, Chief Financial Officer, and Treasurer, will step down from the Company, effective February 17, 2023, to accept an opportunity at a private company. Michelle McCarthy, Senior Vice President, Chief Accounting Officer, will serve as Mercury’s interim Chief Financial Officer. “We are grateful for Mike’s service to Mercury,” said Mark Aslett, Mercury President and CEO. “A true partner for the past eight years, Mike has made significant contributions to Mercury over the course of his career, including helping drive our successful M&A strategy and acquisitions. Our entire team wishes Mike all the best as he prepares for his new role.” The Company has initiated a search process, with the assistance of a leading executive search firm, to identify a permanent successor. Ms. McCarthy is Mercury’s Senior Vice President, Chief Accounting Officer. She joined the Company in 2018 with responsibilities spanning financial reporting, accounting, and tax operations. Ms. McCarthy has extensive senior financial experience in accounting and reporting at several companies, including Analog Devices Inc. and Ernst & Young LLP. Nelson Erickson, Senior Vice President, Strategy and Corporate Development, will assume additional responsibility for the Investor Relations function. Mr. Aslett continued, “Michelle has been an active and valuable member of the Mercury leadership team since 2018 and is highly respected by our Board. We are confident that in the interim CFO role she will help ensure a seamless transition. Supported by our talented financial leadership team, including Nelson and Vivek Upadhyaya, who recently joined Mercury as our new Vice President of Finance, responsible for forecasting and analysis as well as internal management reporting, she will ensure we remain on track to achieve our fiscal year 2023 goals, including $1 billion in revenue, improved capital efficiency, and positive free cash flow.” Mr. Ruppert said, “It has been incredibly rewarding to work with the entire team and be part of the Mercury story for the last eight years. Both organically and through M&A, we have transformed Mercury into a national asset and positioned Mercury for the next phase of growth. I have great confidence in the Company and what the team can accomplish in the future.” Mr. Ruppert’s departure is not related to any issues or disagreements regarding the Company’s financial statement disclosures or accounting policies or practices.

Second Quarter Fiscal Year 2023 Financial Results In a separate press release issued today, Mercury issued its second quarter fiscal year 2023 financial results, third quarter fiscal year 2023 outlook, and full fiscal year 2023 outlook. The webcast is scheduled to begin at 5:00 p.m. ET and can be accessed at ir.mrcy.com/events- presentations. Mercury Systems – Innovation that Matters® by and for People Who Matter Mercury Systems is a technology company that pushes processing power to the tactical edge, making the latest commercial technologies profoundly more accessible for today’s most challenging aerospace and defense missions. From silicon to system scale, Mercury enables customers to accelerate innovation and turn data into decision superiority. Mercury is headquartered in Andover, Massachusetts, and has 24 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY) Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the products and services described herein and to business performance in fiscal 2023 and beyond, including our projections for revenue, organic growth, bookings growth, and adjusted EBITDA, our expectations regarding the size of our addressable market, and our plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to performance quality issues or manufacturing execution issues, the impact of the COVID pandemic and supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, which difficulties may be enhanced by the Company’s announced strategic review initiative, including a potential sale of the Company, unanticipated challenges with the transition of the Company’s Chief Financial Officer role, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 1, 2022. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward- looking statement to reflect events or circumstances after the date on which such statement is made. INVESTOR CONTACT Nelson Erickson Senior Vice President, Strategy and Corporate Development Nelson.Erickson@mrcy.com MEDIA CONTACT Turner Brinton Senior Director of Corporate Communications Turner.Brinton@mrcy.com